UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2021

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-844-689-3939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2021, Anavex Life Sciences Corp. (the “Company”) and Deep Track Capital entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to sell to Deep Track Capital an aggregate of 2,380,953 shares of common stock, par value $0.001 (the “Common Stock”), in a registered direct offering, for gross proceeds of approximately $50 million (the “Financing”). The purchase price for each share of Common Stock is $21.00.

Pursuant to the Purchase Agreement, the Company agreed not to issue or enter into any agreement to issue Common Stock from June 22, 2021 until thirty (30) days after the closing of the Financing.

The Company currently intends to use the net proceeds from the Financing for general corporate purposes, which may include, among other things, working capital, capital expenditures and funding additional clinical and preclinical development of the Company’s pipeline candidates.

The Company entered into a letter agreement, dated June 22, 2021 (the “Letter Agreement”), with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the exclusive placement agent for the Financing. The Company agreed to pay the Placement Agent an aggregate fee equal to 5.0% of the gross proceeds raised in the Financing. The Company also agreed to pay certain expenses of the Placement Agent.

A copy of the Letter Agreement and form of the Purchase Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the Letter Agreement and the Purchase Agreement, are subject to, and qualified in their entirety by, such documents.

On June 22, 2021, the Company issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

5.1	Legal Opinion of Snell & Wilmer L.L.P.
10.1	Letter Agreement, dated June 22, 2021 between Anavex Life Sciences Corp. and H.C. Wainwright & Co., LLC
10.2	Form of Securities Purchase Agreement dated June 22, 2021, between Anavex Life Sciences Corp. and the investor named therein
23.1	Consent of Snell & Wilmer L.L.P. (contained in Exhibit 5.1)
99.1	Press Release dated June 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer
Date: June 24, 2021